Exhibit 99.1

        Pediatrix Reports Non-GAAP Post-Split EPS of 55 Cents;
 Operating Efficiencies Drive Adjusted Net Income Growth of 24 Percent

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 3, 2006--Pediatrix Medical Group, Inc. (NYSE:PDX), today reported that it earned 55 cents per share for the three months ended March 31, 2006, as presented on a non-GAAP basis that excludes the impact of equity-based compensation expense, or 49 cents per share on a GAAP basis when including the impact of those expenses.
    Pediatrix's 2006 first quarter earnings per share reflect the impact of a two-for-one stock split that was effective April 28, 2006.

    Pediatrix's results for the 2006 first quarter include:

    --  Record quarterly revenue of $187.7 million;

    -- Same-unit revenue growth of 6.9 percent, which included neonatal intensive care unit (NICU) patient volume growth of
        4.3 percent;

    -- The investment of $63.3 million to acquire physician group practices;

    -- Effective management of general and administrative expenses resulting in non-GAAP operating margin expansion of 130 basis points.

    "This is another solid quarter for Pediatrix, one in which our strong revenue growth is exceeded by growth of operating income," said Roger J. Medel, M.D., Chief Executive Officer of Pediatrix. "These results were at the high end of our guided range for the quarter after considering the impact of our stock split. We continue to demonstrate that as we execute our growth strategy we remain focused on opportunities to manage our national group practice more efficiently."
    Net patient service revenue increased by 14 percent for the three months ended March 31, 2006, to $187.7 million, when compared to the same period of 2005. Revenue growth included contributions from acquisitions completed during the past year, as well as same-unit revenue growth of 6.9 percent. NICU patient volume increased by 4.3 percent for the 2006 first quarter, compared with the 2005 first quarter.
    Income from operations was $37.8 million for the three months ended March 31, 2006, as compared with $29.3 million for the same period in 2005. When adjusted to exclude equity-based compensation expense, income from operations was $42.8 million for the 2006 first quarter, up 21 percent from $35.3 million for the 2005 first quarter after adjusting for a charge related to the national Medicaid and TRICARE investigation that was recorded in that period. General and administrative expenses, when adjusted for those same items, were 12.4 percent of revenue for the 2006 first quarter, down from 13.5 percent for the 2005 first quarter.
    Operating margin was 20.1 percent for the three months ended March 31, 2006, up from 17.9 percent for the comparable 2005 period. On a non-GAAP basis, operating margin adjusted to exclude equity-based compensation expense was 22.8 percent for the 2006 first quarter, an increase of 130 basis points from the comparable period of 2005, after adjusting to exclude the charge related to the Medicaid investigation.
    Net income for the three months ended March 31, 2006, was $23.7 million, or 49 cents per share based on a weighted average 48.8 million shares outstanding, which compares with net income of $18.0 million, or 38 cents per share, based on a weighted average 46.9 million shares outstanding for the three months ended March 31, 2005. When adjusted to exclude equity-based compensation, net income was $26.9 million or 55 cents per share for 2006 first quarter, compared with $21.7 million or 46 cents per share for the 2005 first quarter after adjusting to exclude the charge related to the Medicaid investigation.
    At March 31, 2006, Pediatrix had cash and cash equivalents of $4.5 million and net accounts receivable of $115.8 million. Days sales outstanding remain less than 60.
    Total debt of $42.2 million at March 31, 2006, includes an outstanding balance of $41 million under Pediatrix's $225 million revolving credit facility.
    Pediatrix used $63.3 million of its cash and amounts available under its revolving credit facility to acquire physician group practices, including a neonatal group practice based in Atlanta, Georgia, and a pediatric cardiology physician group practice based in Springfield, Missouri.
    Cash flow used in operations for the three months ended March 31, 2006, was $11.2 million. Pediatrix normally experiences significant cash outflows during the first quarter of each year, principally because of annual bonus payments that are made to physicians under incentive programs for the prior year.

    Reconciliation of Non-GAAP Information

    Beginning with the first quarter of 2006, Pediatrix adopted Financial Accounting Standards No. 123R, "Share-Based Payments". This press release contains non-GAAP information for the three months ended March 31, 2006, that includes income from operations, operating margin, net income and earnings per share as adjusted to exclude equity-based compensation expense.
    In addition, this press release contains non-GAAP information for the three months ended March 31, 2005, that includes income from operations, operating margin, net income and earnings per share as adjusted to exclude expenses related to a pre-tax charge as a result of an increase of the estimated liability relating to the Medicaid and TRICARE investigation.
    Pediatrix believes that the presentation of non-GAAP information provides useful guidance to management and investors regarding financial and business trends related to its results of operations and that when non-GAAP information is viewed with GAAP information, investors are provided with a meaningful understanding of Pediatrix's ongoing operating financial performance. This information is not intended to be considered in isolation, or as a substitute for GAAP financial information. The following tables reconcile non-GAAP financial information to income from operations, net income and net income per common share which Pediatrix believes are the most comparable GAAP measures:


                                           Three Months Ended
                                             March 31, 2006
                                      GAAP    Adjustments   Adjusted
                                  (in thousands except per share data)

Net patient service revenue           $187,679               $187,679
                                    -----------            -----------
Operating expenses:
  Practice salaries and benefits       112,483      (1,083)   111,400
  Practice supplies and other
   operating expenses                    7,802                  7,802
  General and administrative
   expenses                             27,238      (3,934)    23,304
  Depreciation and amortization          2,348                  2,348
                                    -----------            -----------
      Total operating expenses         149,871                144,854
                                    -----------            -----------
      Income from operations            37,808                 42,825
                                    -----------            -----------
Investment income                          450                    450
Interest expense                          (409)                  (409)
                                    -----------            -----------
      Income before income taxes        37,849                 42,866
Income tax provision                   (14,099)      1,869    (15,968)
                                    -----------            -----------
      Net income                       $23,750                $26,898
                                    -----------            -----------

 Net income per common and common
  equivalent share (diluted)
                                         $0.49       $0.06      $0.55
 Weighted average shares used in
  computing net income per common
  and common equivalent share
  (diluted)                             48,844                 48,844

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective
                            April 28, 2006.


                                           Three Months Ended
                                             March 31, 2005
                                      GAAP    Adjustments   Adjusted
                                  (in thousands except per share data)

Net patient service revenue           $164,150               $164,150
Operating expenses:
  Practice salaries and benefits        97,803                 97,803
  Practice supplies and other
   operating expenses                    6,250                  6,250
  General and administrative
   expenses                             28,129      (6,000)    22,129
  Depreciation and amortization          2,647                  2,647
                                    -----------            -----------
      Total operating expenses         134,829                128,829
                                    -----------            -----------
      Income from operations            29,321                 35,321
                                    -----------            -----------
Investment income                          177                    177
Interest expense                          (840)                  (840)
                                    -----------            -----------
      Income before income taxes        28,658                 34,658
Income tax provision                   (10,675)      2,235    (12,910)
                                    -----------            -----------
      Net income                       $17,983                $21,748
                                    -----------            -----------

 Net income per common and common
  equivalent share (diluted)             $0.38       $0.08      $0.46
 Weighted average shares used in
  computing net income per common
  and common equivalent share
  (diluted)                             46,910                 46,910

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective
                            April 28, 2006.

    Earnings conference call

    Pediatrix Medical Group, Inc. will host an investor conference call to discuss the quarterly results at 11 a.m. (EDT) today. The conference call Webcast may be accessed from the Company's Website, http://www.pediatrix.com. A telephone replay of the conference call will be available from 1 p.m. (EDT) today through midnight (EDT) May 10, 2006 by dialing 800-475-6701, access code 824325. The replay will also be available at http://www.pediatrix.com.

    About Pediatrix

    Pediatrix Medical Group, Inc. is the nation's leading provider of newborn, maternal-fetal and pediatric physician subspecialty services. Pediatrix physicians and advanced nurse practitioners are reshaping the delivery of maternal-fetal and newborn care by identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Founded in 1979, its neonatal physicians provide services at more than 240 NICUs, and through Obstetrix, its perinatal physicians provide services in many markets where Pediatrix's neonatal physicians practice. Combined, Pediatrix and its affiliated professional corporations employ more than 860 physicians in 32 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at http://www.pediatrix.com.

    Certain statements and information in this press release may be deemed to be "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as "believe", "hope", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", "project", "positioned", "strategy" and similar expressions, and are based on assumptions and assessments made by Pediatrix's management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and Pediatrix undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Pediatrix's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors".


                    Pediatrix Medical Group, Inc.
                  Consolidated Statements of Income
                             (Unaudited)
                                                Three months ended
                                                    March 31,
                                                 2006         2005
                                             ------------ ------------
                                            (in thousands, except for
                                                  per share data)
                                            --------------------------

Net patient service revenue                  $   187,679  $   164,150
                                             ------------ ------------
Operating expenses:
  Practice salaries and benefits                 112,483       97,803
  Practice supplies and other operating
   expenses                                        7,802        6,250
  General and administrative expenses             27,238       28,129
  Depreciation and amortization                    2,348        2,647
                                             ------------ ------------

      Total operating expenses                   149,871      134,829
                                             ------------ ------------

Income from operations                            37,808       29,321
                                             ------------ ------------

Investment income                                    450          177
Interest expense                                    (409)        (840)
                                             ------------ ------------

Income before income taxes                        37,849       28,658
Income tax provision                             (14,099)     (10,675)
                                             ------------ ------------

Net income                                   $    23,750  $    17,983
                                             ============ ============

Per share data:
      Net income per common and common
       equivalent share (diluted)            $      0.49  $      0.38

      Weighted average shares used in
       computing net income per common and
       common equivalent share (diluted)          48,844       46,910

Share and per-share data for all periods presented have been adjusted to give effect to the two-for-one stock split that was effective
                            April 28, 2006.


                       Balance Sheet Highlights
                             (Unaudited)

                                              As of         As of
                                          Mar. 31, 2006  Dec. 31, 2005
                                          ----------------------------
                                                 (in thousands)
Assets:
Cash and cash equivalents                  $      4,507  $     11,192
Short-term investments                            9,958        10,920
Accounts receivable, net                        115,759       111,725
Other current assets                             31,236        30,787
Other assets, property and equipment            801,557       735,779
                                           ------------- -------------
Total assets                               $    963,017  $    900,403
                                           ============= =============

Liabilities and shareholders' equity:
Accounts payable & accrued expenses        $    122,169  $    164,749
Total debt                                       42,179         1,504
Other liabilities                                47,943        42,359
                                           ------------- -------------
Total liabilities                               212,291       208,612
Shareholders' equity                            750,726       691,791
                                           ------------- -------------
Total liabilities and shareholders'
 equity                                    $    963,017  $    900,403
                                           ============= =============

    CONTACT: Pediatrix Medical Group, Inc., Fort Lauderdale
             Bob Kneeley, 954-384-0175, x-5300
             bob_kneeley@pediatrix.com